Exhibit 99.1

Fabrinet Announces Second Quarter Fiscal Year 2018 Financial Results

BANGKOK, Thailand – February 5, 2018 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its second quarter ended December 29, 2017.

Tom Mitchell, Executive Chairman of Fabrinet, said, “We are pleased to have exceeded both our revenue and net income guidance for the second quarter. We are enthusiastic about the fresh perspective Seamus brings to our team for driving opportunities from all our end markets as we look forward.”

Seamus Grady, Chief Executive Officer of Fabrinet, said, “Having recently met with customers worldwide, I am looking forward to extending Fabrinet’s track record of success. We believe that over the longer-term we remain well-positioned to drive balanced and profitable growth from our core optical communications market as well as other industries that can leverage our precision optical, electro-mechanical and electronic manufacturing reputation.”

Second Quarter Fiscal Year 2018 Financial Highlights

GAAP Results

•	Revenue for the second quarter of fiscal year 2018, was $337.1 million, compared to revenue of $351.2 million for the comparable period in fiscal year 2017.

•	GAAP net income for the second quarter of fiscal year 2018 was $19.3 million, compared to GAAP net income of $25.3 million for the second quarter of fiscal year 2017. GAAP net income for the second quarter of fiscal year 2018 included a foreign exchange loss of $1.3 million, or $0.04 per diluted share, compared to a foreign exchange gain of $1.9 million, or $0.05 per diluted share, for the second quarter of fiscal year 2017.

•	GAAP net income per diluted share for the second quarter of fiscal year 2018 was $0.51, compared to GAAP net income per diluted share of $0.67 for the second quarter of fiscal year 2017.

Non-GAAP Results

•	Non-GAAP net income for the second quarter of fiscal year 2018 was $27.3 million, compared to non-GAAP net income of $34.5 million for the second quarter of fiscal year 2017.

•	Non-GAAP net income per diluted share for the second quarter of fiscal year 2018 was $0.72, a decrease from non-GAAP net income per diluted share of $0.91 for the same period a year ago. Non-GAAP net income for the second quarter of fiscal year 2018 included a foreign exchange loss of $1.3 million, or $0.04 per diluted share.

Share Repurchase Program Increase

Fabrinet also announced that its Board of Directors has approved the repurchase of up to an additional $30.0 million of Fabrinet’s ordinary shares, bringing the aggregate authorization under Fabrinet’s existing share repurchase program to $60.0 million. Fabrinet repurchased approximately 316,000 shares of its ordinary shares at an average price of $31.36 during the second quarter.

Business Outlook

Based on information available as of February 5, 2018, Fabrinet is issuing guidance for its third fiscal quarter ending March 30, 2018, as follows:

•	Fabrinet expects third quarter revenue to be in the range of $316 million to $324 million.

•	GAAP net income per diluted share is expected to be in the range of $0.50 to $0.53, based on approximately 37.9 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.70 to $0.73, based on approximately 37.9 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter Fiscal Year 2018 Financial Results Conference Call
When:	Monday, February 5, 2018
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 1475796
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 1475796
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) statements regarding our ability to continue to drive profitable growth; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue and GAAP and non-GAAP net income per share for the third quarter of fiscal year 2018. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on November 7, 2017. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; executive separation costs; expenses related to our CEO search; amortization of intangibles; business combination expenses; loss (gain) on foreign currency contracts; amortization of debt issuance costs; and restructuring charges. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data)	December 29, 2017	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$134,831	$133,825
Marketable securities	149,403	151,450
Trade accounts receivable, net	258,856	264,349
Inventory, net	239,169	238,665
Prepaid expenses	9,098	6,306
Other current assets	7,974	4,159

Total current assets	799,331	798,754

Non-current assets
Restricted cash in connection with business acquisition	3,423	3,312
Property, plant and equipment, net	222,539	216,881
Intangibles, net	5,432	5,840
Goodwill	3,933	3,806
Deferred tax assets	3,056	2,905
Deferred debt issuance costs on revolving loan and other non-current assets	223	1,577

Total non-current assets	238,606	234,321

Total Assets	$1,037,937	$1,033,075

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings, net of unamortized debt issuance costs	$52,443	$48,402
Trade accounts payable	182,166	215,262
Fixed assets payable	5,658	8,141
Capital lease liability, current portion	477	344
Income tax payable	1,185	1,976
Accrued payroll, bonus and related expenses	11,244	13,852
Accrued expenses	17,574	9,227
Other payables	11,089	14,068

Total current liabilities	281,836	311,272

Non-current liabilities
Long-term loan from bank, non-current portion, net of unamortized debt issuance costs	15,969	22,701
Deferred tax liability	1,989	1,981
Capital lease liability, non-current portion	756	1,024
Deferred liability in connection with business acquisition	3,423	3,312
Severance liabilities	9,264	8,488
Other non-current liabilities	2,930	2,723

Total non-current liabilities	34,331	40,229

Total Liabilities	316,167	351,501

Commitments and contingencies (Note 16)
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 29, 2017 and June 30, 2017)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 37,597,301 shares and 37,340,496 shares issued, and 37,281,328 shares and 37,340,496 shares outstanding as of December 29, 2017 and June 30, 2017, respectively)	376	373
Additional paid-in capital	142,914	133,293
Less: Treasury stock at cost (315,973 shares and zero shares as of December 29, 2017 and June 30, 2017, respectively)	(9,910)	—
Accumulated other comprehensive (loss) income	(212)	(348)
Retained earnings	588,602	548,256

Total Shareholders’ Equity	721,770	681,574

Total Liabilities and Shareholders’ Equity	$1,037,937	$1,033,075

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except per share amounts)	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Revenues	$337,072	$351,156	$694,385	$683,199
Cost of revenues	(299,906)	(308,110)	(616,887)	(600,545)

Gross profit	37,166	43,046	77,498	82,654
Selling, general and administrative expenses	(13,157)	(17,651)	(28,835)	(33,483)
Expenses related to reduction in workforce	(1,776)	—	(1,776)	—

Operating income	22,233	25,395	46,887	49,171
Interest income	596	320	1,405	757
Interest expense	(826)	(555)	(1,679)	(1,876)
Foreign exchange gain (loss), net	(1,348)	1,945	(3,282)	3,602
Other income	250	147	347	289

Income before income taxes	20,905	27,252	43,678	51,943
Income tax expense	(1,592)	(1,960)	(3,332)	(3,885)

Net income	19,313	25,292	40,346	48,058

Other comprehensive loss, net of tax:
Change in net unrealized loss on marketable securities	(462)	(353)	(432)	(540)
Change in net unrealized loss on derivative instruments	—	—	(1)	(158)
Change in foreign currency translation adjustment	44	(1,903)	569	(1,162)

Total other comprehensive loss, net of tax	(418)	(2,256)	136	(1,860)

Net comprehensive income	$18,895	$23,036	$40,482	$46,198

Earnings per share
Basic	$0.52	$0.69	$1.08	$1.31
Diluted	$0.51	$0.67	$1.06	$1.28
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	37,477	36,848	37,462	36,626
Diluted	38,156	37,805	38,160	37,567

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
(in thousands of U.S. dollars)	December 29, 2017	December 30, 2016
Cash flows from operating activities
Net income for the period	$40,346	$48,058
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,265	10,758
Loss on disposal of property, plant and equipment	—	19
Loss from sales and maturities of available-for-sale securities	357	15
Amortization of investment (premium) discount	(163)	228
Amortization of deferred debt issuance costs	295	1,072
Allowance for doubtful accounts (reversal)	5	(40)
Unrealized loss (gain) on exchange rate and fair value of derivative instruments	1,740	(3,033)
Share-based compensation	12,378	14,208
Deferred income tax	(153)	938
Other non-cash expenses	962	586
Inventory obsolescence (reversal)	654	(100)
Changes in operating assets and liabilities
Trade accounts receivable	5,707	(40,779)
Inventory	(1,047)	(29,286)
Other current assets and non-current assets	(6,801)	4,747
Trade accounts payable	(33,626)	11,026
Income tax payable	(791)	448
Other current liabilities and non-current liabilities	2,985	887

Net cash provided by operating activities	37,113	19,752

Cash flows from investing activities
Purchase of marketable securities	(48,679)	(83,405)
Proceeds from sales of marketable securities	18,672	15,682
Proceeds from maturities of marketable securities	31,427	38,142
Payments in connection with business acquisition, net of cash acquired	—	(9,917)
Purchase of property, plant and equipment	(21,405)	(44,412)
Purchase of intangibles	(689)	(319)
Proceeds from disposal of property, plant and equipment	35	127

Net cash used in investing activities	(20,639)	(84,102)

Cash flows from financing activities
Proceeds of short-term loans from banks	5,000	15,744
Repayment of short-term loans from bank	(1,003)	—
Repayment of long-term loans from bank	(6,800)	(9,800)
Repayment of capital lease liability	(174)	(92)
Repurchase of ordinary shares	(9,910)	—
Proceeds from issuance of ordinary shares under employee share option plans	990	5,848
Withholding tax related to net share settlement of restricted share units	(3,744)	(1,008)

Net cash (used in) provided by financing activities	(15,641)	10,692

Net increase (decrease) in cash, cash equivalents and restricted cash	833	(53,658)

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	137,137	142,804
Increase (decrease) in cash, cash equivalents and restricted cash	833	(53,658)
Effect of exchange rate on cash, cash equivalents and restricted cash	284	(401)

Cash, cash equivalents and restricted cash at end of period	$138,254	$88,745

Non-cash investing and financing activities
Construction, software-related and equipment-related payables	$5,658	$17,094

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the unaudited condensed consolidated balance sheets that sum to the total of same amounts shown in the unaudited condensed consolidated statements of cash flows:

(amount in thousands)	As of December 29, 2017	As of December 30, 2016
Cash and cash equivalents	$134,831	$85,619
Restricted cash in connection with business acquisition (non-current assets)	3,423	3,126

Cash, cash equivalents and restricted cash	$138,254	$88,745

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Six Months Ended
	December 29, 2017		December 30, 2016		December 29, 2017		December 30, 2016
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	19,313	0.51	25,292	0.67	40,346	1.06	48,058	1.28
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,812	0.05	1,514	0.04	3,713	0.10	2,528	0.07
Depreciation of fair value uplift	86	0.00	—	—	153	0.00	—	—
Cost resulting from a non-recurring warranty charge	—	—	—	—	—	—	—	—

Total related to gross profit	1,898	0.05	1,514	0.04	3,866	0.10	2,528	0.07

Related to selling, general and administrative expenses:
Share-based compensation expenses	3,646	0.10	7,083	0.19	8,665	0.23	11,680	0.31
Executive separation costs	—	—	—	—	—	—	577	0.02
Expenses related to CEO search	204	0.01	—	—	204	0.01	—	—
Debt administration expenses	—	—	—	—	—	—	—	—
Amortization of intangibles	208	0.01	229	0.01	377	0.01	229	0.01
Business combination expenses	11	0.00	99	0.00	117	0.00	1,510	0.04

Total related to selling, general and administrative expenses	4,069	0.11	7,411	0.20	9,362	0.25	13,996	0.37

Related to other incomes and other expenses:
Loss (gain) on foreign currency contracts	—	—	—	—	—	—	(1,713)	(0.05)
Other expenses in relation to reduction in workforce	1,776	0.05	—	—	1,776	0.05	—	—
Amortization of debt issuance costs	267	0.01	281	0.01	540	0.01	1,344	0.04

Total related to other incomes and other expenses	2,043	0.05	281	0.01	2,316	0.06	(369)	(0.01)

Related to income tax expense
Non-recurring income tax expense	—	—	—	—	—	—	—	—

Total related to income tax expense	—	—	—	—	—	—	—	—

Total related to net income & EPS	8,010	0.21	9,206	0.24	15,544	0.41	16,155	0.43

Non-GAAP measures	27,323	0.72	34,498	0.91	55,890	1.47	64,213	1.71

Shares used in computing diluted net income per share
GAAP diluted shares		38,156		37,805		38,160		37,567
Non-GAAP diluted shares		38,156		37,805		38,160		37,567

FABRINET

GUIDANCE FOR QUARTER ENDING MARCH 30, 2018

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted
EPS
GAAP net income per diluted share:	$0.50 to $0.53
Related to cost of revenues:
Share-based compensation expenses	0.05

Total related to gross profit	0.05

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.13
Business combination expenses	0.01

Total related to selling, general and administrative expenses	0.14

Related to other incomes and other expenses:
Amortization of debt issuance costs	0.01

Total related to net income & EPS	0.20

Non-GAAP net income per diluted share	$0.70 to $0.73